Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Kathryn Grissom (317) 273-9284 or kathryn.grissom@elancoah.com

Media Contact: Colleen Parr Dekker (317) 989-7011 or colleen.dekker@elancoah.com

Elanco Animal Health Incorporated Announces Tender Offer for 2023 Notes

Greenfield, IN, (March 29, 2022) (BUSINESSWIRE) -- Elanco Animal Health Incorporated (NYSE: ELAN) (“Elanco”) today announced the commencement of a cash tender offer (the “Offer”) for up to $250 million aggregate principal amount of its 4.272% Senior Notes due 2023 (CUSIP No. 28414HAE3) (the “Notes”), upon the terms and conditions set forth in the Offer to Purchase dated March 29, 2022.

The Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of April 25, 2022 (unless extended) (the “Expiration Time”).

Holders of Notes (“Holders”) who validly tender their Notes at or prior to 5:00 p.m., New York City time, on April 11, 2022 (the “Early Tender Time”) will be eligible to receive the “Total Consideration” of $1,035 per $1,000 principal amount of Notes tendered, which includes the “Early Tender Payment” of $30 per $1,000 of the Notes. Holders who validly tender their Notes after the Early Tender Time but on or before the Expiration Time will be eligible to receive the “Tender Offer Consideration” which is equal to the “Total Consideration” minus the “Early Tender Payment.”

Elanco’s obligation to accept for purchase, and to pay for, Notes validly tendered is subject to certain conditions. Elanco may waive any of the conditions if they are not satisfied.

Subject to the satisfaction or waiver of certain conditions, Elanco reserves the right, following the Early Tender Time, to accept for purchase prior to the final settlement date all Notes validly tendered at or prior to the Early Tender Time (an “Early Settlement Election”). Elanco will announce whether it intends to exercise the Early Settlement Election following the Early Tender Time.

If Elanco exercises the Early Settlement Election, we currently expect the settlement date for Notes tendered at or prior to the Early Tender Time to be promptly after the exercise of the Early Settlement Election. The settlement date for Notes tendered after the Early Tender Time and at or prior to the Expiration Time, and accepted by Elanco for purchase in the Offer will occur promptly after the Expiration Time. Notes tendered may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on April 11, 2022, but not thereafter. In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders whose Notes are accepted for payment in the Offer will receive accrued and unpaid interest up to, but not including, the applicable settlement date.

If the purchase of all validly tendered Notes on the applicable settlement date would cause Elanco to purchase a principal amount greater than $250 million (the “Tender Cap”), then the Offer will be oversubscribed and Elanco, if it accepts Notes for purchase in the Offer, will accept for purchase tendered Notes on a prorated basis as described in the Offer to Purchase. If the Tender Cap is reached in respect of tenders of Notes made at or prior to the Early Tender Time, no Notes that are tendered after the Early Tender Time will be accepted for purchase unless the Tender Cap is increased by Elanco, in its sole discretion.

Elanco reserves the right, but is under no obligation, to increase the $250 million tender cap at any time, subject to compliance with applicable law.

Citigroup Global Markets Inc. (“Citi”) is acting as sole dealer manager for the Offer. For additional information regarding the terms of the Offer, please contact Citi at (800) 558-3745 (U.S. toll-free) or 1 (347) 767-2785. Requests for documents may be directed to Global Bondholder Services Corporation, which is acting as the depositary and information agent for the Offer, at (855)-654-2014 (toll-free) or (212) 430-3774 (collect for Banks and Brokers).

None of Elanco, the dealer manager or the depository and information agent make any recommendations as to whether Holders should tender their Notes pursuant to the Offer, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

This press release does not constitute an offer to purchase or a solicitation of an offer to sell Notes or other securities, nor shall there be any purchase of Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Offer is being made solely by the Offer to Purchase dated March 29, 2022. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offer of concurrently offered securities will be made only by means of a prospectus and/or prospectus supplement.

About ELANCO

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our Elanco Healthy Purpose™ Sustainability/ESG framework – all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (Exchange Act), regarding the cash tender offer for the outstanding 4.272% Senior Notes due 2023 of Elanco. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements.

For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see Elanco’s latest Form 10-K and subsequent Form 10-Qs filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this press release. We caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.